EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350 of Chapter 63 of Title 18 of the United States Code), I, James R. Latimer, III, Chief Executive Officer of Cano Petroleum, Inc. (the “Company”), certify that the Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2010, as amended (the “Form 10-Q”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 9, 2011	/s/ James R. Latimer, III

James R. Latimer, III
Chief Executive Officer